EXHIBIT 3.1

Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “QUANEX BUILDING PRODUCTS CORPORATION”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D. AT 7:21 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4473172 8100 071316290 You may verify this certificate online at corp. delaware. gov/authver. shtml	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6235523 DATE: 12-13-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:21 PM 12/12/2007
FILED 07:21 PM 12/12/2007
SRV 071316290 — 4473172 FILE

CERTIFICATE OF INCORPORATION
QUANEX BUILDING PRODUCTS CORPORATION
     First: The name of the Corporation is Quanex Building Products Corporation.
     Second: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
     Third: The nature of the business and purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Twenty-Six Million (126,000,000), of which One Hundred Twenty-Five Million (125,000,000) shall be shares of Common Stock, par value $.01 per share, and of which One Million (1,000,000) shares shall be Preferred Stock, no par value.
     Any amendment to this Certificate of Incorporation which shall increase or decrease the authorized stock of the Corporation may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.
     Fifth: The name of the incorporator is Darice Angel, whose mailing address is 1301 McKinney Street, Suite 5100, Houston, Texas 77010.
     Sixth: The Corporation is to have perpetual existence.
     Seventh: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
     Eighth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
     Ninth: Meetings of stockholders may be held outside the State of Delaware, if the By-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.
     Tenth: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     Eleventh: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     Twelfth: The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of stockholders in 2008, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting. During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death, or other incapacity and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decreases in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.
     Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.
     Thirteenth: (A) Except as set forth in paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than four-fifths (80%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required:
1)	to adopt any agreement for, or to approve, the merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined),

2)	to authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the Corporation or any subsidiary, or

3)	to authorize the issuance or transfer by the Corporation or any subsidiary of any voting securities of the Corporation or any subsidiary in exchange or payment for the securities or assets of any other person, if such authorization is otherwise required by law or by any agreement between the Corporation and any national securities exchange or by any other agreement to which the Corporation or any subsidiary is a party, if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors. If such other person is not, and has not been a 5 percent beneficial owner, the provisions of this paragraph (A) shall not apply, the provisions of Delaware law shall apply.
     (B) The provisions of paragraph (A) of this Article shall not apply, and the provisions of Delaware law shall apply, to (1) any transaction described therein if the Board of Directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of the Board of Directors voting in favor of such resolution were duly elected and acting members of the Board of Directors prior to the time such other person became the beneficial owner of 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or (2) any transaction described therein if such other person is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation or its subsidiaries.
     (C) The affirmative vote or consent of the holders of not less than four-fifths (80%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required for the adoption of any plan for the dissolution of the Corporation if the Board of Directors shall not have, by resolution, recommended to the stockholders the adoption of such plan for dissolution of the Corporation. If the Board of Directors shall have so recommended to the stockholders such plan for dissolution of the Corporation, the provisions of Delaware law shall apply,
     (D) For purposes of this Article,
1)	any specified person shall be deemed to be the “beneficial owner” of shares of stock of the Corporation (a) which such specified person or any of its affiliates or associates (as such terms are hereinafter defined) owns, directly or indirectly, whether of record or not, (b) which such specified person or any of its affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation;

2)	a “subsidiary” is any corporation more than 49 percent of the voting securities of which are owned, directly or indirectly, by the Corporation;

3)	a “person” is any individual, corporation or other entity;

4)	an “affiliate” of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person; and

5)	an “associate” of a specified person is (a) any person of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity, or (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person.
     (E) For purposes of determining whether a person owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, the outstanding shares of stock of the Corporation shall include shares deemed owned through application of clauses (a), (b) or (c) of paragraph (D)(l) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.
     (F) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to such Board,
1)	whether any person referred to in paragraph (A) of this Article owns beneficially 5 percent or more of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; and

2)	whether a proposed transaction is substantially consistent with any memorandum of understanding of the character referred to in paragraph (B) of this Article.
     Any such determination shall be conclusive and binding for all purposes of this Article.
     Fourteenth: Notwithstanding the provisions of this Certificate of Incorporation and any provisions of the By-laws of the Corporation, no amendment to this Certificate of Incorporation shall amend, modify or repeal any or all of the provisions of Article Twelfth, Article Thirteenth or this Article Fourteenth of this Certificate of Incorporation, and the stockholders of the Corporation shall not have the right to amend, modify or repeal any or all provisions of the By laws of the Corporation relating to the number or term of office of directors, unless so adopted by the affirmative vote or consent of the holders of not less than four-fifths (80%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article as a class; provided, however, that in the event the Board of Directors of the Corporation shall by resolution adopted by a majority of the then directors in office recommend to the stockholders the adoption of any such amendment, the stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors may amend, modify or repeal any or all of such provisions.
     Fifteenth:
     (A) Except for (1) any action which may be taken solely upon the vote or consent of holders of Preferred Stock or any series thereof, or, (2) except for any action with respect to which other Articles expressly provide stockholder consent requirements, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, except that any such action may be taken without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders of the Corporation entitled to vote thereon.
     (B) This Article shall not be amended, modified or repealed except by the affirmative vote of the holders of not less than four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.
     Sixteenth:
     (A) The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors, which may take such action by the vote of a majority of the directors present and voting at a meeting where a quorum is present. In addition, the stockholders, by the affirmative votes of the holders of not less than four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, may adopt new bylaws, or alter, amend or repeal bylaws adopted by either the stockholders or the Board of Directors.
     (B) This Article shall not be amended, modified or repealed except by the affirmative vote of the holders of not less than four-fifths (80%) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.
     Seventeenth:
     (A) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
     (B) The Corporation shall indemnify any director or officer to the full extent permitted by Delaware law.

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true. Accordingly, I have hereunto set my hand this 12th day of December, 2007.

/s/ Darice Angel

Darice Angel